Exhibit 4.10

EXECUTION VERSION

TRANSMERIDIAN EXPLORATION INC.

Senior Secured Notes due 2010

AMENDMENT AGREEMENT

TO

REGISTRATION RIGHTS AGREEMENT

May 26, 2006

To the Additional Purchasers

named on the Signature Page hereto

Ladies and Gentlemen:

Transmeridian Exploration Inc., a company organized under the laws of the British Virgin Islands (“TEI”), proposes to issue and sell to you (the “Additional Purchasers”), upon the terms set forth in the several purchase agreements, each dated as of or about May 23, 2006 (collectively, the “Purchase Agreement”), up to $40,000,000 aggregate principal amount of its Senior Secured Notes due 2010 (the “Additional Securities”) to be guaranteed by its parent, Transmeridian Exploration Incorporated, a Delaware corporation (the “Parent”), and the subsidiary guarantors listed on the signature page hereto (together with the Parent, the “Guarantors” and, collectively with TEI, the “Company”). The Additional Securities will be issued pursuant to the Indenture dated as of December 12, 2005, as supplemented by the First Supplemental Indenture dated as of December 22, 2005 and the Second Supplemental Indenture dated on or prior to the Closing Date under the Purchase Agreement (as hereafter supplemented and amended from time to time, the “Indenture”), among the Parent, TEI and the Guarantors named therein and The Bank of New York, as trustee. To satisfy a condition to the obligations of the Additional Purchasers under the Purchase Agreement, the Company agrees with the Additional Purchasers, for the benefit of the Additional Purchasers and the subsequent holders (collectively, the “Holders”) of the Additional Securities or a like aggregate principal amount of debt securities of the Company issued under the Indenture, substantially identical in all material respects to the Additional Securities and registered under the Securities Act of 1933, as amended (the “Additional Exchange Securities”), as follows:

1. With respect to the Additional Securities and Additional Exchange Securities, each Additional Purchaser and Holder of Additional Securities and Additional Exchange Securities shall have all the respective rights and obligations of, and be treated for all purposes as, an Initial Purchaser or a Holder of Initial Securities or Exchange Securities, as the context requires, under the several registration rights agreements, each dated as of December 12, 2005, by and among the Issuer, the Parent, the subsidiary guarantors listed on the signature page thereto and such Initial Purchasers (collectively, the “Original Registration Rights Agreement”). As such, among other things, TEI will make the Registered Exchange Offer (as defined in the Original Registration Rights Agreement) to each Additional Purchaser of Additional Securities that are “Transfer Restricted Securities”) (as defined in the Original Registration Rights Agreement)

by way of a pre-effective amendment to the Exchange Offer Registration Statement (as defined in the Original Registration Statement), with the understanding that there shall be no change of or amendment to the Effectiveness Deadline or Consummation Deadline (as such terms are defined in the Original Registration Rights Agreement) with respect to such Exchange Offer Registration Statement and Registered Exchange Offer.

2. The Additional Securities shall be treated for all purposes as Initial Securities under the Original Registration Rights Agreements, and the Additional Exchange Securities shall be treated for all purposes as Exchange Securities under the Original Registration Rights Agreements.

3. By the execution and delivery of this Amendment Agreement to Registration Rights Agreement, (i) the Company agrees that, with respect to the Additional Securities and Additional Exchange Securities, the Additional Purchasers shall be entitled to all rights and privileges under the Original Registration Rights Agreement benefiting the Initial Purchasers and Holders of Initial Securities and Exchange Securities, as the context requires, under the Original Registration Rights Agreement (as such terms are defined therein) and (ii) the Additional Purchasers agree to be bound by the terms of the Original Registration Rights Agreement as and to the same extent as the Initial Purchasers are bound thereunder.

4. By the execution and delivery of this Agreement, each Additional Purchaser that is a Holder of Initial Securities (as defined in the Original Registration Rights Agreement) on the date hereof hereby consents as to the entire principal amount of such Initial Securities to the amendment of the Original Registration Rights Agreement in accordance with Section 9(c) of the Original Registration Rights Agreement, and agrees and acknowledges that this Agreement hereby amends the Original Registration Rights Agreement without the need for further action or evidence, such that, for all purposes in the Original Registration Rights Agreement where the context applies, the use of the term “Initial Purchasers” or “Initial Purchaser” shall include each Additional Purchaser and the use of the term “Initial Securities” or “Initial Security” shall include each Additional Security.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

This instrument may be executed in one or more counterparts, no one of which need be signed by all parties, but all of which shall constitute but a single agreement. If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Additional Purchasers and the Company in accordance with its terms.

Very truly yours,

ISSUER:

TRANSMERIDIAN EXPLORATION INC.

By:
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

PARENT:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:
Name:	Earl W. McNiel
Title:	Vice President and Chief Financial Officer

Signature Page to Registration Rights Letter Amendment Agreement

SUBSIDIARY GUARANTORS:

TMEI OPERATING, INC.

By:
Name:	Earl W. McNiel
Title:	Vice President

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

BRAMEX MANAGEMENT, INC.

By:
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

JSC CASPI NEFT TME

By:
Name:	Serik Kozhakov
Title:	President

By:
Name:	Rakhmet Khairullayev
Title:	Vice President, Economics & Finance

Signature Page to Registration Rights Letter Amendment Agreement

The foregoing Registration Rights Letter Amendment Agreement is hereby confirmed and accepted as of the date first above written.

PURCHASERS:

By:
Name:
Title:

Signature Page to Registration Rights Letter Amendment Agreement